Exhibit (h)(6)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

In connection with the agreement by Legg Mason Partners Fund Advisor, LLC to waive fees and/or reimburse operating expenses of the funds as presented to and described to the Board of Trustees (as summarized below), the following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

FUND EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in the such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON PARTNERS INCOME TRUST

Taxable Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date	Effective Date of Two-Year Recapture Policy
Western Asset Ultra-Short Income Fund*	A	0.65	12/31/21	6/1/20
	C1	1.38	12/31/21	6/1/20
	C	1.63	12/31/21	6/1/20
	R	1.13	12/31/21	6/1/20
	I	0.38	12/31/21	6/1/20
	IS	0.35	12/31/21	6/1/20
Western Asset Short-Term Bond Fund*	A	0.80	12/31/21	1/1/21
	C1	1.05	12/31/21	1/1/21
	R	1.10	12/31/21	1/1/21
	C	1.55	12/31/21	1/1/21
	I	0.50	12/31/21	1/1/21
	IS	0.40 Not to exceed I	12/31/21	1/1/21
Western Asset Short Duration High Income Fund*	A	1.00	12/31/21	8/1/20
	C1	None	12/31/21	8/1/20
	C	1.75	12/31/21	8/1/20
	R	1.40	12/31/21	8/1/20
	I	0.85	12/31/21	8/1/20
	IS	0.70 Not to exceed I	12/31/21	8/1/20
Western Asset Global High Yield Bond Fund*	A	None	12/31/21	1/1/21
	C1	None	12/31/21	1/1/21
	C	1.95	12/31/21	1/1/21
	R	1.45	12/31/21	1/1/21
	I	0.90	12/31/21	1/1/21
	IS	0.80 Not to exceed I	12/31/21	1/1/21
Western Asset Income Fund*	A	None	12/31/21	8/1/20

Fund Name	Share Class	Cap Level	Expiration Date	Effective Date of Two-Year Recapture Policy
	C1	None	12/31/21	8/1/20
	C	1.80	12/31/21	8/1/20
	R	1.30	12/31/21	8/1/20
	I	0.70	12/31/21	8/1/20
	IS	0.60 Not to exceed I	12/31/21	8/1/20
Western Asset Mortgage Total Return Fund*	A	None	12/31/21	1/1/21
	C1	None	12/31/21	1/1/21
	C	1.75	12/31/21	1/1/21
	1	At A Level	12/31/21	1/1/21
	R	1.25	12/31/21	1/1/21
	I	0.70	12/31/21	1/1/21
	IS	0.60 Not to exceed I	12/31/21	1/1/21
Western Asset Corporate Bond Fund*	A	0.95	12/31/21	1/1/21
	C1	1.40	12/31/21	1/1/21
	C	1.70	12/31/21	1/1/21
	P	1.20	12/31/21	1/1/21
	R	1.25	12/31/21	1/1/21
	I	0.55	12/31/21	1/1/21
	IS	0.52 Not to exceed I	12/31/21	1/1/21
Western Asset Emerging Markets Debt Fund*	A	1.10	12/31/21	3/1/20
	A2	1.30	12/31/21	3/1/20
	C	1.85	12/31/21	3/1/20
	R	1.40	12/31/21	3/1/20
	FI	1.10	12/31/21	3/1/20
	I	0.80	12/31/21	3/1/20
	IS	0.70 Not to exceed I	12/31/21	3/1/20

Municipal Funds:

Fund Name	Share Class	Cap Level	Expiration Date	Effective Date of Two-Year Recapture Policy
Western Asset Pennsylvania Municipals Fund*	A	None	12/31/21	4/1/20
	C	None	12/31/21	4/1/20
	FI	0.85	12/31/21	4/1/20
	I	0.60	12/31/21	4/1/20
	IS	0.55 Not to exceed I	12/31/21	4/1/20
Western Asset Oregon Municipals Fund*	A	0.75	12/31/21	5/1/20
	C	1.30	12/31/21	5/1/20
	FI	0.85	12/31/21	5/1/20
	I	0.60	12/31/21	5/1/20
	IS	0.55 Not to exceed I	12/31/21	5/1/20
Western Asset Intermediate Maturity New York Municipals Fund*	A	0.75	12/31/21	12/1/20
	C	1.35	12/31/21	12/1/20
	FI	0.85	12/31/21	12/1/20
	I	0.60	12/31/21	12/1/20
	IS	0.55 Not to exceed I	12/31/21	12/1/20
Western Asset New York Municipals Fund*	A	None	12/31/21	4/1/20
	C	None	12/31/21	4/1/20
	FI	0.85	12/31/21	4/1/20
	I	0.60	12/31/21	4/1/20
	IS	0.55 Not to exceed I	12/31/21	4/1/20
Western Asset California Municipals Fund*	A	None	12/31/21	3/1/20

Fund Name	Share Class	Cap Level	Expiration Date	Effective Date of Two-Year Recapture Policy
	C	None	12/31/21	3/1/20
	FI	0.85	12/31/21	3/1/20
	I	0.60	12/31/21	3/1/20
	IS	0.55 Not to exceed I	12/31/21	3/1/20
Western Asset Managed Municipals Fund*	1	At A Level	12/31/21	3/1/20
	A	0.77	12/31/21	3/1/20
	C	1.32	12/31/21	3/1/20
	FI	0.80	12/31/21	3/1/20
	I	0.45	12/31/21	3/1/20
	IS	0.42	12/31/21	3/1/20
Western Asset Intermediate Maturity California Municipals Fund*	A	0.75	12/31/21	12/1/20
	C	1.35	12/31/21	12/1/20
	FI	0.85	12/31/21	12/1/20
	I	0.60	12/31/21	12/1/20
	IS	0.55 Not to exceed I	12/31/21	12/1/20
Western Asset Municipal High Income Fund*	A	None	12/31/21	8/1/20
	C	None	12/31/21	8/1/20
	FI	0.90	12/31/21	8/1/20
	I	0.65	12/31/21	8/1/20
	IS	0.60 Not to exceed I	12/31/21	8/1/20
Western Asset Massachusetts Municipals Fund*	A	0.75	12/31/21	12/1/20
	C	1.30	12/31/21	12/1/20
	FI	0.85	12/31/21	12/1/20
	I	0.60	12/31/21	12/1/20
	IS	0.55 Not to exceed I	12/31/21	12/1/20
Western Asset New Jersey Municipals Fund*	A	None	12/31/21	4/1/20
	C	None	12/31/21	4/1/20
	FI	0.85	12/31/21	4/1/20
	I	0.60	12/31/21	4/1/20
	IS	0.55 Not to exceed I	12/31/21	4/1/20
Western Asset Intermediate-Term Municipals Fund*	A	0.75	12/31/21	4/1/20
	C	1.35	12/31/21	4/1/20
	FI	0.80	12/31/21	4/1/20
	I	0.43	12/31/21	4/1/20
	IS	0.40	12/31/21	4/1/20
Western Asset Short Duration Municipal Income Fund*	A	0.70	12/31/21	3/1/20
	A2	0.90	12/31/21	3/1/20
	C	1.05	12/31/21	3/1/20
	FI	0.75	12/31/21	3/1/20
	I	0.40	12/31/21	3/1/20
	IS	0.35	12/31/21	3/1/20

*

Standard – The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and this arrangement may be terminated at any time after such date by LMPFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived and/or reimbursed to a class of a Fund within the same fiscal year in which LMPFA earned the fee or incurred the expense if the class’ total annual fund operating expenses have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual fund operating expenses exceeding the applicable limit described above or any other limit then in effect. Effective as of the dates specified above in the column entitled “Effective Date of Two-Year Recapture Period”, LMPFA is permitted to recapture amounts waived and/or reimbursed to a class of a Fund within two years after the fiscal year in which LMPFA earned the fee or incurred the expense if the class’ total annual fund operating expenses have fallen to a level below the limit described above.